Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Merger Fund does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Merger Fund for the year ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Merger Fund for the stated period.

/s/ Frederick W. Green Frederick W. Green President, The Merger Fund	/s/ Bonnie L. Smith Bonnie L. Smith Treasurer, The Merger Fund
Dated: 11/23/2010	Dated: 11/23/2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Merger Fund for purposes of Section 18 of the Securities Exchange Act of 1934.